As of December 18, 2009

POW! ENTERTAINMENT, INC.
 (f/s/o Stan Lee)
c/o Ganfer & Shore
360 Lexington Avenue
New York, New York  10017
Attn: Arthur Lieberman, Esq.

Re:           STAN LEE / OVERALL AGREEMENT / FIFTH AMENDMENT

Gentlemen:

Reference is made to:

a.           the overall agreement (the “Overall Agreement”), dated as of March 20, 2006, between Silver Creek Pictures, Inc.  ("Silver Creek") and POW! Entertainment, Inc. (“Lender”) for (a) the submission by Stan Lee (“Artist”), on an exclusive “first look” basis, of any and all ideas, material and/or Properties owned or controlled by Lender or Artist that Artist is interested in developing in any medium or media and (b) the producing services of Artist in connection with the development, production and distribution of such Properties in any medium or media;

b.           the letter agreement, dated as of September 12, 2006 (the “First Amendment”) between Silver Creek and Lender amending the Overall Agreement;

c.           the letter agreement, dated as of March 13, 2007 (the “Second Amendment”) between Silver Creek and Lender amending the Overall Agreement and the First Amendment;

d.           the letter agreement, dated as of September 10, 2007 (the “Third Amendment”) between Silver Creek and Lender amending the Overall Agreement, the First Amendment and the Second Amendment; and

e.           the letter agreement, dated as of May 2, 2008 (the “Fourth Amendment”) between Silver Creek and Lender amending the Overall Agreement, the First Amendment, the Second Amendment, and the Third Amendment.

The Overall Agreement, First Amendment, Second Amendment, Third Amendment and Fourth Amendment shall collectively be referred to herein, as the context may require, as the “Agreement.”  Capitalized terms not defined herein shall have the same meaning as set forth in the Overall Agreement, the First Amendment, the Second Amendment, the Third Amendment or the Fourth Amendment, as applicable.  For purposes of clarification and the avoidance of doubt, all references to the term “Lender” in the Agreement and herein, shall be deemed to include Lender’s and its affiliates, and their respective employees, staff, principals, officers and directors.

In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Silver Creek, Lender and Artist hereby further amend the Agreement as follows:

1.           Condition Precedent.  Silver Creek shall have no obligation to perform pursuant to this amendment dated as of December 18, 2009 (“Amendment”) unless and until Silver Creek receives an executed original of this Amendment (in form and substance acceptable to Silver Creek).

2.           Term.  Reference is made to Paragraph 2 of the Fourth Amendment.  The Term is hereby extended for a period of five (5) years commencing upon the later of January 1, 2010 or satisfaction of the Condition Precedent set forth in Paragraph 1 above, subject to Silver Creek’s right to suspend and extend the Term as set forth in the Agreement (the “Extended Term”).  For the purposes of clarity, the terms of this Amendment shall apply to Properties submitted to Silver Creek on or after January 1, 2010, and shall exclude those Rejected Properties listed on Appendix “A” hereof.

3.           Exclusivity.  Lender and Artist shall be exclusive solely in connection with creative content distributed or exploited in the following ways:  theatrical exhibition, television distribution, video devices, home entertainment distribution, internet distribution, mobile phone distribution, interactive/games distribution, and theme parks.

4.           Exclusive First Look.  Reference is made to Paragraph I.E of the Agreement.  Notwithstanding anything to the contrary contained herein or in the Agreement, Arthur Lieberman (“Lieberman”) is not obligated to submit projects to Silver Creek that he acquires solely for himself or his son and which projects shall not be developed, produced or otherwise exploited by or on behalf of Lender or Artist.  If Lieberman or his son submits any such project to Lender or Artist for development, such projects shall be submitted to Silver Creek as set forth in Paragraph I.E of the Agreement.  In the event that Artist becomes unavailable to render services under the Agreement, Lender and Artist further acknowledge and agree that Lender’s exclusive “first look” obligations shall continue for the duration of the Extended Term.

5.            Consulting.   Subject to Artist’s being available to render consulting services as requested by Silver Creek hereunder, and provided that the Condition Precedent set forth in Paragraph 1 above has been satisfied, and neither Lender nor Artist willingly and knowingly breaches a material term and/or a continued series of breaches after notice thereof hereunder or under the Agreement, Lender shall be entitled to receive the flat sum of $1,250,000 (the “Consulting Fee”) per year of the Extended Term which will accrue and become payable to Lender in equal monthly installments in consideration of the exclusive consulting services of Artist regarding the optimum exploitation of the film library and other assets owned by Marvel Entertainment, Inc. (and its subsidiaries).  The Consulting Fee shall be paid to Lender in accordance with the terms set forth in Paragraph 8 below.

6.           Guarantee.

a.           Provided neither Lender nor Artist willingly and knowingly breaches a material term and/or a continued series of breaches after notice thereof hereunder or under the Agreement, Lender shall be entitled to receive a guarantee of $550,000 (the “Guarantee”) per year, which sum shall accrue and become payable to Lender in accordance with the terms set forth in Paragraph 8 below, and which sum shall be deemed an advance against and shall be fully recoupable by Silver Creek from any fixed (including any rights payments) and contingent compensation (including any box office bonuses and merchandising royalties) earned by and/or payable to Lender under the Agreement for development or otherwise (specifically excluding the Consulting Fee and the “Extended Term Overhead Allowance” as defined in Paragraph 7 below as well as monies payable to third parties such as writers) (the “Services Compensation”) (provided that the Guarantee shall only be deemed an advance and fully recoupable by Silver Creek from fifty percent [50%] of the aggregate applicable fixed compensation which Lender may be entitled to receive pursuant to Paragraphs II.C.2.a.i, II.C.2.b.i or II.C.3.a through f. of the Agreement, as applicable), and the Services Compensation shall be deemed an advance against and fully recoupable from any unrecouped Guarantee; provided that after five Properties are actually exploited under the Agreement, only 50% of the Guarantee shall be recoupable as set forth herein.  To the extent that the Services Compensation exceeds the accrued and paid or payable portion of the Guarantee at the time any Services Compensation has accrued and is payable, Silver Creek agrees to pay Lender the excess thereof in the manner herein provided, and no further portion of the Guarantee shall be payable hereunder so long as the Services Compensation which has accrued and is payable on any given date exceeds the portion of the Guarantee accrued and paid through such date.  Conversely, if at any time the amount of the Guarantee which is accrued and paid or payable to Lender exceeds the Services Compensation then paid and/or payable, Silver Creek shall resume payment of the Guarantee.  Sums payable to third parties pursuant to a notice of irrevocable authority and assignment (executed by Lender or Artist) of all or a portion of any fixed compensation or contingent compensation payable to a third party shall be included as part of the Services Compensation for all purposes hereunder, except for Rejected Properties set up with third parties.

b.          Following the expiration of the Extended Term, any unearned Guarantee shall be credited against any Services Compensation which Lender may be entitled to receive after the expiration of the Extended Term.

c.           No compensation from which the Guarantee is to be recouped shall be paid to Lender (regardless of whether or not other sections of the Agreement call for such compensation to be payable to Lender) but instead shall be retained by WDP and credited toward recoupment of the Guarantee until the aggregate amount of the Guarantee is fully recouped.  All compensation earned after the Guarantee is fully recouped shall be paid to Lender when and as specified in the applicable paragraph of the Agreement.

d.           For purposes of clarity, the full aggregate amount of the Guarantee shall be deemed an advance against and fully applicable by Silver Creek from any and all Pictures and Non-Picture Projects produced under the Agreement, provided that Silver Creek shall not recoup any sum more than once (e.g., if a portion of the Guarantee is recouped from a theatrical project, that same portion may not also be recouped from a DTV project).

e.           Silver Creek shall not have further recourse against Lender solely in the event that the amount payable to Lender as Services Compensation is insufficient for Silver Creek to fully recoup its Guarantee under this Paragraph 6.

7.	Overhead Allowance; Recoupment of Costs.

a.            Notwithstanding anything to the contrary in the Agreement, Paragraph III.G (Overhead Allowance) of the Agreement is hereby deleted in their entirety and replaced with the following:

“G.         OVERHEAD ALLOWANCE

1.           Overhead Allowance.  Provided neither Lender nor Artist willingly and knowingly breaches a material term and/or a continued series of breaches after notice thereof hereunder or under the Agreement, Silver Creek shall provide Lender with an accountable allowance in the amount of $700,000 (the “Extended Term Overhead Allowance”).  The Extended Term Overhead Allowance shall be payable in accordance with the terms set forth in Paragraph 8 below, provided that on no less than a quarterly basis, Lender shall provide Silver Creek with verification of such expenses (in form and substance acceptable to Silver Creek) incurred in connection therewith.  The Extended Term Overhead Allowance shall be deemed reimbursement for all accountable expenses of Lender which are deemed business expenses under the Internal Revenue Code, as applicable.  In no event will Silver Creek be required to pay more than $700,000 per year for the Extended Term for Lender’s and/or Artist’s overhead expenses.

2.           General.  Except as set forth herein and in Paragraph III.C above, Silver Creek shall not be responsible for any expenses or perquisites of Lender, Artist, or Lender’s staff.  Notwithstanding anything to the contrary set forth herein above, the transportation and expenses provision set forth in Paragraph III.C above shall apply in connection with Artist’s services on a Picture which has been provided a “green light” by Silver Creek, in its sole discretion, which travel expenses (subject to the terms and conditions of such Paragraph III.C) shall be charged to such “greenlit” Picture and not against the Extended Term Overhead Allowance.

3.           Inapplicability of Overhead Allowance.  For purposes of clarification and the avoidance of doubt, notwithstanding anything to the contrary set forth in the Agreement (including the Fourth Amendment), the Extended Term Overhead Allowance shall not be applicable against or recoupable from Lender’s Services Compensation other than as may be reimbursable as set forth in subparagraph 4 below.

4.           Third Party Payment.  If at any time (a) Lender and/or Artist grants an option in, assigns, sells or otherwise “sets up” with a third party a Rejected Property or an Artist-Submitted Property that has been accepted by Silver Creek for development but is later abandoned, or (b) as permitted pursuant to Paragraph 3 above, Lender and/or Artist renders services to third parties in connection with any Rejected Properties and any Artist-Submitted Properties that have been accepted by Silver Creek for development but are later abandoned (collectively, a “Permitted Project”), then Silver Creek shall receive a third-party payment as a portion of the Extended Term Overhead Allowance in the amount of $100,000 per Permitted Project if such Permitted Project is a theatrical motion picture and in the amount of $50,000 if such Permitted Project is other than a theatrical motion picture, which applicable amount shall be payable to Silver Creek upon a project being “set up” with a third party or Lender’s and/or Artist’s commencement of services in connection with the applicable Permitted Project, but in no event later than the commencement of principal photography (if applicable) of or the exploitation (if other than a film, television or direct-to-video project) of the applicable Permitted Project.  Silver Creek shall be entitled to the foregoing in connection with any Permitted Project(s) that is “set up” with a third party or on which Lender and/or Artist renders services during the Extended Term and for a period of two (2) years after expiration of the Extended Term.”

b.           Recoupment of Costs.  Reference is made to Paragraph III.H of the Agreement.  In subparagraph 1. thereof, the words “not recouped” in line five are hereby deleted and replaced with “not reimbursed as set forth in Paragraph III.G.4 above.”  In addition, Paragraph III.H.2 is hereby deleted in its entirety.

8.           Payment Schedule.

a.           Consulting Fee.  With respect to the first through fifth years of the Extended Term, subject to the provisions set forth in Paragraphs 5, 6, and 7 above, and provided that Artist fully performs those consulting services as set forth in Paragraph 5 above, and further provided that neither Lender nor Artist willingly and knowingly breaches a material term and/or a continued series of breaches after notice thereof hereunder or under the Agreement, Lender shall be entitled to receive the Consulting Fee in equal monthly installments.  In the event that Artist becomes unable to perform by reason of Artist’s accident, illness, mental or physical disability, or death, then for the balance of the Extended Term commencing with the first month following Artist’s inability to perform hereunder, all future payments of Consulting Fee shall immediately terminate.

b.           Guarantee.  Provided that Lender is entitled to receive the Guarantee pursuant to the terms of Paragraph 6.a above, the Guarantee shall be payable to Lender in equal monthly installments for the second through fifth years of the Extended Term.

c.           Extended Term Overhead Allowance.  Provided that Lender is entitled to receive the Extended Term Overhead Allowance pursuant to the terms of Paragraph 7 above, the Extended Term Overhead Allowance shall be payable to Lender in equal monthly installments for the second through fifth years of the Extended Term.

9.           Rejected and Abandoned Properties Produced/Exploited by Third Parties.  If at any time during the Extended Term or after the earlier termination or expiration thereof, Lender and/or Artist grants an option in, assigns, sells or otherwise “sets up” with a third party a Rejected Property or an Artist-Submitted Property that has been accepted by Silver Creek for development but is later abandoned, in addition to the lien as set forth in the Agreement, Lender and Artist shall assign to Silver Creek (pursuant to documents acceptable to Silver Creek) an amount equal to fifty percent (50%) of one hundred percent (100%) of all advances, development fees, fixed and contingent (including any profit participation, deferments, box office bonuses, merchandise,  publication or other royalties or advances, etc.) compensation payable to and/or received by Lender or Artist in connection with the first five (5) such Properties that are developed and/or exploited (provided that Silver Creek will credit fifty percent [50%] of any advances and development fees to any payments owed to Silver Creek if such Properties are not among the first five [5] Properties exploited beyond development), provided that with respect to any Property exploited after the first five (5) such exploited Properties, the foregoing participation will be reduced to an amount equal to twenty-five percent (25%) of one hundred percent (100%) of all such amounts, in each case payable to and/or received by Lender or Artist in connection with any subsequent Properties that are exploited, which amount shall become payable to Silver Creek immediately upon Lender’s and/or Artist’s receipt thereof.  Lender and Artist hereby agree to execute any document consistent herewith that Silver Creek deems in its interest to confirm any such assignment.  In the event of the failure of Lender or Artist to execute and deliver or cause to be executed and delivered to Silver Creek all instruments required in accordance with the provisions of this Paragraph 9, Owner hereby irrevocably appoints Silver Creek, or its nominee, as Silver Creek’s attorney-in-fact (which power is acknowledged by Lender and Artist to be coupled with an interest) in Lender’s and Artist’s name and on Lender’s and Artist’s behalf, with the right, but not the obligation, to do any and all acts and things consistent herewith for the obtaining of such assignment, and to execute and deliver all such instruments for the purposes aforesaid. Notwithstanding the foregoing, Silver Creek’s participation with respect to the five Properties which were available to be submitted under the Agreement listed on Appendix “B” hereof shall be 25%.

10.           Executive Producer Credit; Gill Champion (“Champion”).  Reference is made to Paragraph 2 of the Fifth Amendment.  The words “and Champion” shall be inserted after the work “Artist” in fifth line thereof to read “if Artist and Champion fully perform all producing services and material obligations in connection with such Picture . . . .”

11.           Offices.  Silver Creek shall provide Lender with two (2) offices (determined by Silver Creek in its sole discretion) for each of Artist and Champion.  Lender shall determine in which offices it and Artist will reside and at what times.

12.           Arbitration.  Any dispute, claim or controversy arising out of or relating to this Agreement hereunder or the breach, termination, enforcement, interpretation or validity thereof shall be determined by final and binding arbitration at JAMS in Los Angeles County, California, before a single arbitrator.

Except as specifically set forth herein, all provisions of the Agreement shall remain in full force and effect and may not be modified except by a writing executed by all parties to the Agreement.

If the foregoing correctly represents your understanding, please so acknowledge and accept as provided below.

SILVER CREEK PICTURES, INC.

By:

Its:

ACCEPTED AND AGREED:

POW! ENTERTAINMENT, INC.

By:

Its:
Federal ID No.: 90-0139831

APPENDIX “A”

REJECTED PROPERTIES

Alchemist
Baad Alienz
Breezy Pals
Chakra
Comic Book Superhero/Reality TV Show
Devil’s Quintet
Demon’s Attack (Angels and Demons)
Diabella/Hellana
Digital Avenger
Earthwalker
Excelsior! TRADEMARK
Faithology
Fantom
Fearsome Foursome
Heroes at Large
Hero
Hero Man
Huckster
Jonas Brother Superhero Comic Book
Last Ninja
Lipstik
Mighty Melvin
Mystic Machines
Nightbird
Portal
Quartz
Retaliator
Revolt of the Titanic Ten
Savior
Scavenger
Seekers
Spectra
Stanleeology
Superchick/Paris Hilton
Superhero Christmas
Superheroes of Sector 9 (aka Trifecta)
Super Seven
Trifecta Experiment
Ugly Truth About Superheroes
Ultimo
Vampirates
Vindicator

Ying and Yang
TV Ultimo
Helana
Fearsome Foursome
Vindicator
EarthWarrior (formerly Retaliato)
Trifecta Experiment
Chakara (Indian superhero)
Titanic Ten
Annihilator (Asian Superhero)
Fantom
Portal/Legends
Johnny and the Troll (animated)
EarthWalker
Heroman Japanese Consortium Disney Japan
Vampirates Cookie Jar
Firebrand
Heroes at Large
Savior
Stan Lee’s Super Hero Christmas
Battle of the Yin and Yang
Ugly Truths about Superheroes
Hero the book
Striperella

PROJECTS NOT UNDER POW!‘S CONTROL (STRATEGIC PARTNERS ARE ADVISED OF DISNEY FIRST LOOK)

True Believer - Stan Lee Documentary feature film length not screened for Disney yet; 1821 Films Financed (history of comics)
Morgan Spurlock documentary Comiccon 2010 Pow! Executive producers
Boom 3 comic titles begin 2nd quarter
Archie Comics & A squared to develop new graphic novels, comics
First one Super Seven script being written (Disney passed)
1821 Films 3 graphic novels titles commencing 2010
Futuristic Romeo and Juliet, Count of Monte Christo and untitled Mermaid story
Negotiating with Radical Comics
Grimm side of Stan Lee- three way Kevin Eastman Heavy Metal & JEA
First one- Little Red Riding Hood
NHL PROJECT
KID FITNESS health and obesity program presently at Disney
Notes to Self TV,
Vigilante TV,
Dane Cook TV untitled
Tony Hawk (feature)

Navigator (feature)
Legion of 5 (feature)
Manifest Destiny (mobile)
WidowMaker TV
AlexaTV
Near Mint TV
Barber Shop TV

APPENDIX “B”

PROJECTS READY TO BE PITCHED

Cry Werewolf
Antilight
B team
SkyLord
Avenging Angel